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                                                     EXHIBIT 10.1

                           EMPLOYMENT AGREEMENT

     THIS AGREEMENT (the "Agreement"), is made and entered into as of February 22, 1996, between GRUBB & ELLIS COMPANY, a Delaware corporation (the "Company"), and NEIL R. YOUNG (the "Executive").

     1. POSITION AND DUTIES. The Executive shall have the title and position of Chief Executive Officer and President of the Company. Effective February 22, 1996, the Executive shall be elected to the Board of Directors of the Company (the "Board"), and during the Period of Contract Employment (as defined in Section 2 of this Agreement) he shall be nominated for reelection to the Board upon expiration of his term as a Director. The Executive, subject to control of the Board, shall direct the day-to-day operations of the Company and formulate plans and policies to achieve overall corporate objectives and targeted profitability.

     2. PERIOD OF CONTRACT EMPLOYMENT. The term "Period of Contract Employment," as used in this Agreement, means the period beginning on February 22, 1996 and ending on the earlier of June 30, 1999 or upon termination of the Executive's employment with the Company. The Executive may elect to extend the Period of Contract Employment to June 30, 2000 by providing written notice to the Company during December 1998, provided that no termination of the Executive's employment with the Company has occurred on or prior to the date such written notice is provided. In the event that the Executive elects to extend the Period of Contract Employment, the terms of such employment shall include a compensation arrangement that includes an amount of Base Salary and Bonus Compensation (each as defined below) equal to or greater than the amount of Base Salary and Bonus Compensation paid or payable during fiscal year 1999. If the Executive remains in the employ of the Company following the Period of Contract Employment and any extension thereof in accordance with this Section, such employment will be at will unless different terms of employment are established in writing.

     3. ANNUAL BASE SALARY. During the Period of Contract Employment, the Company agrees to pay the Executive a base salary (the "Base Salary") in the annual amount set forth below:


         PERIOD                                      BASE SALARY
         ------                                      -----------
February 22, 1996 through                     $400,000 (pro-rated for the
June 30, 1996                                 portion of the year the Executive
                                              is employed by the Company under
                                              this Agreement)

July 1, 1996 through June 30, 1997            $400,000

July 1, 1997 through June 30, 1998            $425,000

July 1, 1998 through June 30, 1999            $425,000


     The Base Salary shall be payable as current salary, in installments (not less frequently than monthly) subject to all applicable withholding and deductions, in accordance with the Company's customary payroll practices.


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     4.   BONUS COMPENSATION.  During the Period of Contract Employment, the
Executive shall receive annual bonus compensation ("Bonus Compensation") as follows:

              PEROID                                 BONUS COMPENSATION
              ------                                 ------------------
July 1, 1996 through June 30, 1997            $125,000 guaranteed, but $200,000
                                              in the event the Company's net
                                              income for the twelve (12) months
                                              ending June 30, 1997 is at least
                                              eighty percent (80%) of the
                                              target net income level for such
                                              period established by the Board

July 1, 1997 through June 30, 1998            $212,500 in the event the
                                              Company's net income for the
                                              twelve (12) months ending
                                              June 30, 1998 is at least eighty
                                              percent (80%) of the target net
                                              income level for such period
                                              established by the Board

July 1, 1998 through June 30, 1999            $212,500 in the event the
                                              Company's net income for the
                                              twelve (12) months ending
                                              June 30, 1999 is at least eighty
                                              percent (80%) of the target net
                                              income level for such period
                                              established by the Board

Bonus Compensation may be increased in the sole discretion of the Compensation Committee of the Board. Bonus Compensation shall be payable after June 30th of the year to which the Bonus Compensation is applicable in one lump sum subject to all applicable withholding and deductions, in accordance with the Company's customary payroll practices.

     5. EQUITY INCENTIVE. Pursuant to the Company's 1990 Amended and Restated Stock Option Plan (the "Plan"), the Company has granted the Executive stock options (the "Options") to purchase an aggregate of four hundred and fifty thousand (450,000) shares of the Company's common stock, $.01 par value per share (the "Common Stock"), at an exercise price equal to $2.375 per share (the closing price of the Common Stock on The New York Stock Exchange on February 21, 1996). The terms of the Options shall be set forth in an agreement between the Company and the Executive (the "Option Agreement") which shall not be less favorable to the Executive than the terms of this Agreement. The Options shall become exercisable in five equal, annual installments commencing on December 31, 1996 and shall expire on February 22, 2006; provided, however, that in the event that the Executive's employment with the Company is terminated, whether by the Company or the Executive, the Executive shall have the right to exercise vested Options (i.e., Options which are exercisable as of the termination date) for a period of three (3) months after such termination date and if such termination occurs on or after June 30, 2000 the Executive shall also have the right to exercise unvested Options (i.e., Options which had not been exercisable as of the termination date) for a period of three

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(3) months after the termination date.  Notwithstanding the foregoing, in addition to the provisions of Section 8(b)(iii) of the Plan, following an event that causes a stockholder other than Warburg, Pincus Investors, L.P. or its affiliates to own more than twenty-five percent (25%) of the issued and outstanding Common Stock of the Company, if the Executive terminates his employment with the Company after a material reduction in his position or responsibilities with the Company, then all unvested Options shall immediately become exercisable and remain so for a period of three (3) months. The Options are subject to approval of the Company's stockholders of an amendment to the Plan adopted by the Board of Directors on November 21, 1995, which approval the Company covenants to use its best efforts to obtain. Notwithstanding any other provision of this Section 5, if the Executive's employment is extended through June 30, 2000 but does not continue thereafter then all unvested Options shall immediately become exercisable and remain so for a period of three (3) months.

     6. BENEFITS. During the Period of Contract Employment, and in the event of a termination under Sections 7 or 8 of this Agreement during the Severance Period or Extension Period (each as defined below), as applicable, the Executive shall be entitled to participate in or receive benefits equivalent to any employee benefit plan or other arrangement, including but not limited to any medical, dental, retirement, disability, life insurance, sick leave and vacation plans or arrangements, generally made available by the Company to its executive officers, subject to or on a basis consistent with the terms, conditions and overall administration of such plans or arrangements; PROVIDED, that such plans and arrangements are made available at the discretion of the Company and nothing in this Agreement establishes any right of the Executive to the availability or continuance of any such plan or arrangement.

     7. SEVERANCE. The Company may terminate the Executive's employment hereunder with or without cause at any time, including during the extended period referred to in Section 2 of this Agreement, by giving written notice ("Termination Notice") to the Executive. Such termination shall become effective upon the date specified in the Termination Notice (the "date of termination"). In the event of such termination the Executive shall be entitled to: (i) payment of all earned but unpaid Base Salary, Bonus Compensation, and vacation pay through the date of termination, payable in a lump sum within five (5) days after the date of termination; (ii) payment of an amount equal to the Base Salary the Executive would have earned during the twelve (12) months following the date of termination (the "Severance Period"), payable in equal installments over the Severance Period in accordance with the Company's customary payroll practices; (iii) continuation during the Severance Period of all benefit plans or other arrangements, or their equivalent, referred to in Section 6 of this Agreement; and, (iv) payment of a pro-rata share of the Bonus Compensation the Executive would have otherwise earned during the fiscal year in which the date of termination occurred based on the percentage of the fiscal year the Executive was employed by the Company, payable in a lump sum when such Bonus Compensation would have been payable in accordance with the Company's customary payroll practices. Upon the termination of his employment by the Company, the Executive shall have no right to compensation except as set forth in this Section and Section 5 of this Agreement.

     8. TERMINATION BY THE EXECUTIVE. The Executive may terminate his employment with the Company by giving a Termination Notice to the Company. Such termination will become effective upon the date specified in the Termination Notice (the "Effective Date"),


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provided that the Effective Date is at least thirty (30) days after the date of the Termination Notice. In the event that the Executive delivers a Termination Notice to the Company after February 22, 1996 and the Effective Date is on or prior to June 30, 1997, the Executive shall be entitled to: (i) payment of all earned but unpaid Base Salary, Bonus Compensation, and vacation pay through the Effective Date, payable in a lump sum within five
(5) days after the Effective Date; (ii) payment of an amount equal to the Base Salary the Executive would have earned during the six (6) months following the Effective Date (the "Extension Period"), payable in equal installments over the Extension Period in accordance with the Company's customary payroll practices; (iii) continuation during the Extension Period of all benefit plans or other arrangements, or their equivalent, referred to in Section 6 of this Agreement.

     9. COMPETING BUSINESS. The Executive hereby covenants and agrees that, during the Period of Contract Employment and for one year following the expiration or termination of employment with the Company, the Executive will not have any investment in a Competing Business (as defined in this Section) other than an equity interest of less than five percent (5%) of any company whose securities are listed on The New York Stock Exchange, The American Stock Exchange or quoted on NASDAQ and will not render personal services to any Competing Business in any manner, including, without limitation, as owner, partner, director, trustee, officer, employee, consultant or advisor thereof.

     For purposes of this Agreement, "Competing Business" shall mean any business which derives a substantial portion of its revenue from business similar or competitive to that now, or at any time during the Period of Contract Employment, conducted by the Company, in any metropolitan area, city, county or other political subdivision, where the Company presently does business or, at any time during the Period of Contract Employment, will do business.

     If the Executive shall breach the agreement contained in this Section, such breach may render the Executive liable to the Company for damages therefor and entitle the Company to enjoin the Executive from making such investment or from rendering such personal services. In addition, the Company shall have the right in such event to enjoin the Executive from disclosing any confidential information concerning the Company to any Competing Business, to enjoin any Competing Business from receiving from the Executive or using any such confidential information and/or to enjoin any Competing Business from retaining or seeking to retain any other employees of the Company.

     10. NO SOLICITATION. The Executive hereby covenants and agrees that during the Period of Contract Employment and for one year following the expiration or termination of employment with the Company, he will not, for himself or any third party, directly or indirectly: (i) divert or attempt to divert from the Company any business of any kind in which the Company is engaged; or (ii) employ or solicit for employment any person employed by the Company during the period of such person's employment.

     11. SEVERABILITY. ENFORCEABILITY. In the event that the provisions of the Sections captioned "Competing Business" and "No Solicitation", or any portion thereof, should ever be adjudicated by a court of competent jurisdiction in proceedings to which the Company is a proper party to exceed the time or geographic or other limitations permitted by applicable law, then such provisions will be deemed reformed to the maximum time or geographic or other limitations permitted by applicable law, as determined by such court in such action, the parties


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hereby acknowledging their desire that in such event such action be taken.
Without limiting the foregoing, the covenants contained herein will be construed as separate covenants covering their respective subject matters, including, without limitation, with respect to (a) each of the separate cities, counties, metropolitan areas, and each other political subdivision of the United States in which any of the Company or its successors now transact any business or propose to transact business, (b) each business now conducted by the Company or its successors, and (c) the Company and its successors separately. In addition to the above, all provisions of this Agreement are severable, and the invalidity or unenforceability of any provision or provisions of this Agreement or portions or aspects thereof will not affect the validity or enforceability of any other provision, or portion of this Agreement, which will remain in full force and effect as if executed with the unenforceable or invalid provision or portion or aspect thereof modified, as set forth above.

     12. GOVERNING LAW. This Agreement is being made and executed in and is intended to be performed in the State of Illinois and shall be governed, construed, interpreted and enforced in accordance with the substantive laws of the State of Illinois, without regard to the conflict of laws principles thereof.

     13. ENTIRE AGREEMENT. This Agreement and the Option Agreement comprise the entire agreement between the parties hereto relating to the subject matter hereof and, as of the date hereof, supersede, cancel and annul all previous employment agreements between the Company (and/or its predecessors) and the Executive, as the same may have been amended or modified, and any right of the Executive thereunder other than for compensation accrued thereunder as of the date hereof, and supersede, cancel and annul all other prior written and oral agreements between the Executive and the Company or any predecessor to the Company. The terms of this Agreement and the Option Agreement are intended by the parties to be the final expression of their agreement with respect to the employment of the Executive by the Company and may not be contradicted by evidence of any prior or contemporaneous agreement. In the event of any inconsistency between this Agreement and the Option Agreement, the Option Agreement shall control.

     14. DISPUTES. Any dispute or controversy arising under, out of, in connection with or in relation to this Agreement shall be finally determined and settled by arbitration. Arbitration shall be initiated by one party making written demand upon the other party and simultaneously filing the demand together with required fees in the office of the American Arbitration Association in Chicago, Illinois. The arbitration proceeding shall be conducted in Chicago, Illinois by a single arbitrator in accordance with the Expedited Procedures of the Employment Dispute Resolution Rules of the American Arbitration Association, except as otherwise provided herein.
Except as required by the arbitrator, the parties shall have no obligation to comply with discovery requests made in the arbitration proceeding. The arbitration award shall be a final and binding determination of the dispute and shall be fully enforceable as an arbitration award in any court having jurisdiction and venue over such parties. The prevailing party (as determined by the arbitrator) shall be awarded by the arbitrator such party's attorneys' fees and expenses in connection with such proceeding, in addition to any other relief that may be granted. The nonprevailing party (as determined by the arbitrator) shall pay the arbitrator's fees and expenses.

     15. NOTICES. Any notice, request, claim, demand, document and other communication hereunder to any party will be effective upon receipt (or refusal of receipt) and


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will be in writing and delivered personally or sent by telecopy or certified or registered mail, postage prepaid, as follows: if to the Company, addressed to the attention of its General Counsel at One Montgomery Street, 9th Floor, San Francisco, CA 94104 with a copy to Grubb & Ellis Company, 10275 W. Higgins Road, Suite 300, Rosemont, IL 60018, attention: General Counsel; and if to the Executive, at the address set forth below under his signature; or at any other address as any party has specified by notice in writing to the other party.

     16. AMENDMENTS; WAIVERS. This Agreement may not be modified, amended, or terminated except by an instrument in writing, approved by the Board and signed by the Executive and the Company. By an instrument in writing similarly executed, the Executive or the Company may waive compliance by the other party with any provision of this Agreement that such other party was or is obligated to comply with or perform; provided, that such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure. No failure to exercise and no delay in exercising any right, remedy or power hereunder shall preclude any other or further exercise of any other right, remedy or power provided herein or by law or in equity.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.


GRUBB & ELLIS COMPANY                  NEIL R. YOUNG


  /s/  R.J. Hanlon, Jr.                  /s/  Neil R. Young
- ---------------------------------      -----------------------------------
Name:  R.J. Hanlon, Jr.                       Neil R. Young
Title:  SVP & CFO                      1 Court of Connecticut
River Valley                           Lincolnshire, Illinois 60069


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